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                                                                     EXHIBIT 3.3


File No 65495-F

                                 STATE OF ALASKA
                       DEPARTMENT OF COMMERCE AND ECONOMIC
                                   DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS


                                   CERTIFICATE
                                       OF
                                    AUTHORITY


The undersigned, as Commissioners of Commerce and Economic Development of the State of Alaska, hereby certifies that an Application for Certificate of Authority to transact business in this state, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, has been received in this office and has been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Authority to

                         ACHIEVA DEVELOPMENT CORPORATION

              To transact business in this state under the name of

                         ACHIEVA DEVELOPMENT CORPORATION

and attaches hereto the original copy of the application for such Certificate.


     IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on DECEMBER 14, 1998.

     /s/ Deborah B. Sedwick
     Deborah B. Sedwick
     Commissioner of Commerce
     and Economic Development


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                     (FILE THE ORIGINAL AND AN EXHIBIT COPY)


                                 STATE OF ALASKA
                 DEPARTMENT OF COMMERCE AND ECONOMIC DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS
                              CORPORATIONS SECTION
                   P.O. BOX 110808, JUNEAU, ALASKA 99811-0808
                                 (907) 465-2530


                    APPLICATION FOR CERTIFICATE OF AUTHORITY

Pursuant to the provisions of section 10.06.730 of the Alaska Corporations Code, the undersigned corporation applies for a Certificate of Authority and, for that purpose, submits the following statement:

1.   The legal name of the corporation: ACHIEVA DEVELOPMENT CORPORATION

2. The assumed name elected to use in Alaska (used only if the legal is unavailable):
     ACHIEVA DEVELOPMENT CORPORATION
     The legal or assumed name of the corporation must contain the word "Corporation," "Company," "Incorporated," or "Limited" or an abbreviation of these words.

3.   The corporation is incorporated under the laws of British Columbia, Canada

4. The date of incorporation: September 14, 1992 and the period of duration: Perpetual

5. The mailing address of the principal administrative offices of the corporation: #201-905 W. Pender Street, Vancouver, B.C. V6C3L6

6. The name of the corporation's registered agent in Alaska, and the agent's physical address (a mailing address must also be given if different from the physical address): H. VAN Z. LAWRENCE, Attorney at law, 751 Seventh Avenue,Suite B, Fairbanks, Alaska 99701

7. The purpose the corporation proposes to pursue in the transaction of business in Alaska: Mining

     SIC Code:   Primary 1000   Secondary         OTHER
                                         --------       ---------


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8.   The names and addresses of the directors and officers (attach list if necessary):

                                    DIRECTORS

1.   James Bryce, 1402 Camelot Dr., W. Vancouver, B.C.

2.   Arnie Miller, #507-1160 Haro St., Vancouver, B.C. V6E1E2

3.   Colin Beveridge, 310 W. 28th, N. Vancouver, B.C. V7N2J1

     George Anagnost, 3997 St.Petersburg St., Boulder,CO 80302

PR James Bryce, Same as Above

VP Arnie Miller, Same as Above

SY Colin Beveridge, Same as Above

TR
   --------------------------------

9. Attach as Exhibit A the name and address of each alien affiliate and the percentage of outstanding shares controlled by each alien affiliate, and a specific description of the nature of the relationship between the corporation and its alien affiliates. If none, indicate in the space provided:

     No alien affiliate          Exhibit A attached See #8 Above
                        --------

10. The aggregate number of shares authorized to issue, itemized by classes, classes, pas value of shares, shares without par value, and series, if any, within a class. (attach list if necessary)


NUMBER OF SHARES        CLASS          SERIES       PAR VALUE PER SHARE
----------------        -----          ------       -------------------
100,000,000          Common Voting      ----        No Par Value


11. The aggregate number of its issued shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class. (attach list if necessary)


NUMBER OF SHARES        CLASS          SERIES       PAR VALUE PER SHARE
----------------        -----          ------       -------------------
9,877,350            Common Voting      ----        No Par Values


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12. The name and address of each person owning at least 5% of any class of shares, AND THE PERCENTAGE OF THE SHARES or class of shares owned by that person (attach list if necessary):

James Bryce 18% Common
See attached sheet

Dated December 9, 1998                  ACHIEVA DEVELOPMENT CORPORATION
                                        -------------------------------
                                               Exact Corporate Name


                                      By: /s/ JP Bryce
                                          --------------------------------------
                                            Its President or Vice President


                                  and By: /s/ Colin Beveridge
                                          --------------------------------------
                                          Its Secretary or Assistant Secretary


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             Attachment to application for Certificate of Authority
                         Achieva Development Corporation


12. Trans-Orient Resources Ltd.             9% Common Stock
    C/O The Givens Hall Bank
         and Trust Limited
    Genesis Building
    P.O. Box 2097
    Grand Cayman, British West Indies


    Option Consulting Co.                   7% Common Stock
    C/O The Givens Hall Bank
             and Trust Limited
    Genesis Building
    P.O. Box 2097
    Grand Cayman, British West Indies


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                                                                  Number: 302850


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BRITISH
COLUMBIA


                                   CERTIFICATE
                                       OF
                                  GOOD STANDING


                                   COMPANY ACT





I HEREBY CERTIFY that ACHIEVA DEVELOPMENT CORP., a company duly incorporated under the laws of the Province of British is, according to the records of this office, an existing company and is, with respect to filing of returns, in good standing.




               Issued under my hand at Victoria, British Columbia,
                              On November 10, 1998



                             /s JS Powell
                             JOHN S. POWELL
                             Registrar of Companies
                          PROVINCE OF BRITISH COLUMBIA
                                     CANADA

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